                                Network Six, Inc.
                           Current Report on Form 8-K
                               Dated July 28, 1998

                                 Exhibit Index


Exhibit
   No.                         Exhibits
---------                     ---------
99.............  Press Release dated July 28, 1998

                                                                      EXHIBIT 99



NETWORK SIX REPORTS NET INCOME
      UP 28% FOR SECOND QUARTER





                                            Kenneth C. Kirsch, President and CEO
                                                                              Or
                                           Dorothy M. Cipolla, CFO and Treasurer
                                                                   July 28, 1998

Network Six, Inc. of Warwick, Rhode Island reported revenues for the second quarter, which ended June 30, 1998 of $3,253,696 and net income of $309,798, or $0.30 per diluted share. Compared to the same period a year ago, revenues were down $178,139, or 5%, while net income increased $67,001, or 28%, from net income of $242,797 a year ago.

Kenneth C. Kirsch, President and CEO commented, "Our six month numbers show a 13% increase in revenue and a 307% increase in net income compared to the same period a year ago. Projects that are winding down are being replaced with higher margin projects."

Mr. Kirsch stated, "Our marketing strategy prospectively is to expand our efforts in working with state health and human service agencies, while at the same time, increase our role in other areas of government and the private sector. We expect to see considerable growth in our Network Services Division and, as long as the economy remains strong, expect that growth to continue at a robust rate."

Dorothy M. Cipolla, CFO commented, "This marks our fifth consecutive profitable quarter. We now have a trailing annual earnings per share of $0.60 per share. Since January, we have been operating the company on current cash flows and have not needed to draw upon our short term line of credit."

--------------------------------------------------------------------------------

Network Six is a systems integrator for state health and human service agencies, providing information technology that enables states to become more efficient and effective. Network Six's systems encompass Temporary Assistance to Needy Families (TANF), Health Care, Child Welfare, Child Support Enforcement, Child Care, JOBS, and Medicaid Eligibility programs. Network Six also provides network and information technology services to the public and private sector. Network Six's stock is traded on the NASDAQ National Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's 10K for December 31, 1997 or 10Q's for March 31 or June 30, 1998 for more discussion.

The following is a recap of Network Six's operating results and balance sheet:


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                                Network Six, Inc.
                            Condensed Balance Sheets



Assets                                                   June 30, 1998  Dec. 31, 1997
                                                         -------------  -------------
Current assets:                                           (unaudited)
     Cash .............................................   $  821,599     $1,291,924
     Contract receivables, less allowance for doubtful
          accounts of $50,000 at June 30, 1998 and
          December 31, 1997 ...........................    1,578,077      2,011,379
     Costs and estimated earnings in excess of billings
          on contracts ................................    1,418,662      1,388,515
     Other assets .....................................      132,190        244,257
                                                          ----------     ----------
          Total current assets ........................    3,950,528      4,936,075
                                                          ----------     ----------

Property and equipment
     Computers and equipment ..........................      513,120        506,484
     Furniture and fixtures ...........................      156,833        167,558
     Leasehold improvements ...........................       20,191         20,191
                                                          ----------     ----------

                                                             690,144        694,233
Accumulated depreciation and amortization .............      593,228        627,146
                                                          ----------     ----------
          Net property and equipment ..................       96,916         67,087

Deferred taxes ........................................      391,475        391,475

Contract receivables and costs in excess of billings
     on Hawaii contract ...............................    3,459,382      3,459,382
Other assets ..........................................      408,148        438,084
                                                          ----------     ----------
                                                          $8,306,449     $9,292,103
                                                          ----------     ----------
                                                          ----------     ----------

                                                                                 June 30, 1998    Dec. 31, 1997
                                                                                 -------------    -------------
                                                                                  (unaudited)
Liabilities and Stockholders' Equity
Current liabilities:
     Notes payable to bank ..................................................     $      --        $ 1,160,000
     Current installment of obligations under capital leases ................          87,531           82,690
     Accounts payable .......................................................         136,480          188,377
     Accrued salaries and benefits ..........................................         459,005          449,133
     Accrued subcontractor expense ..........................................         776,254        1,352,393
     Note payable - short term ..............................................         100,000          163,871
     Other accrued expenses .................................................         380,123          342,465
     Billings in excess of costs and estimated earnings on contracts ........         158,147          155,754
     Income taxes payable ...................................................         319,629           13,338
     Deferred taxes .........................................................         545,869          545,869
     Preferred stock dividends payable ......................................         627,430          460,068
                                                                                  -----------      -----------
          Total current liabilities .........................................       3,590,469        4,913,958
                                                                                  -----------      -----------

Obligations under capital leases, excluding current installments ............          69,512          104,003
Note payable - long term ....................................................         742,239          742,239
Hawaii Payable ..............................................................         576,483          576,483
                                                                                  -----------      -----------
          Total Liabilities .................................................       4,978,704        6,336,683
                                                                                  -----------      -----------
Stockholders' equity:
     Series A convertible preferred stock, $3.50 par value. Authorized
          857,142.85 shares; issued and outstanding 714,285.71 shares at June
          30, 1998 and December 31, 1997; liquidation of $3.50 per share plus
          unpaid and accumulated dividends ..................................       2,235,674        2,235,674

     Common stock, $.10 par value. Authorized 4,000,000 shares; issued
          763,438 shares at June 30, 1998 and 734,294 at December 31, 1997..           76,344           73,429
Additional paid-in capital ..................................................       1,757,450        1,670,939
Retained earnings (accumulated deficit) .....................................        (741,722)      (1,024,622)
                                                                                  -----------      -----------
          Total stockholders' equity ........................................       3,327,746        2,955,420
                                                                                  -----------      -----------
          Total Liabilities & Stockholders' Equity ..........................     $ 8,306,450      $ 9,292,103
                                                                                  -----------      -----------
                                                                                  -----------      -----------

                                Network Six, Inc.
                         Condensed Statements of Income
                                   (Unaudited)

                                                   Three months    Three months     Six months       Six months
                                                   Ended 6/30/98   ended 6/30/97    ended 6/30/98    ended 6/30/97
                                                   -------------   -------------    -------------    -------------
Contract revenue earned ......................     $ 3,253,696      $ 3,431,835      $ 5,475,313      $ 4,846,020
Cost of revenue earned .......................       2,158,529        2,593,348        3,605,184        3,566,488
                                                   -----------      -----------      -----------      -----------
     Gross profit ............................       1,095,167          838,487        1,870,129        1,279,532

Selling, general & administrative expenses ...         562,467          472,987        1,120,292          999,318
                                                   -----------      -----------      -----------      -----------
     Income from operations ..................         532,700          365,500          749,837          280,214

Other deductions (income)
     Interest expense ........................          10,529           61,979           39,715          112,636
     Interest earned .........................          (2,918)          (4,797)         (53,041)          (8,554)
                                                   -----------      -----------      -----------      -----------
          Income before income taxes .........         525,088          308,318          763,163          176,132

Income taxes .................................         215,290           65,521          312,900           65,521
                                                   -----------      -----------      -----------      -----------
Net income ...................................     $   309,798      $   242,797      $   450,263      $   110,611
                                                   ===========      ===========      ===========      ===========

Net income per share:
Basic ........................................     $      0.30      $      0.27      $      0.38      $      0.02
                                                   ===========      ===========      ===========      ===========
Diluted ......................................     $      0.30      $      0.26      $      0.38      $      0.02
                                                   ===========      ===========      ===========      ===========

Shares used in computing net income per share:
Basic ........................................         756,176          729,927          752,839          725,559
                                                   ===========      ===========      ===========      ===========
Diluted ......................................       1,037,956          917,124        1,021,842          725,559
                                                   ===========      ===========      ===========      ===========
Preferred dividends declared .................     $    84,144      $    46,747      $   167,363      $    92,979
                                                   ===========      ===========      ===========      ===========